SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 15, 2002

                         Commission File Number: 0-25974

                         CAPITAL DEVELOPMENT GROUP, INC.
                 (Name of small business issuer in its charter)

           OREGON                                          93-1113777
----------------------------                   ---------------------------------
(State or other jurisdiction                   (IRS Employer Identification No.)
    of incorporation or
       organization)


555 NE 5th Street                                          Miami, Florida  33156
----------------------------------------            ----------------------------
(Address of principal administrative                   (City, State, Zip Code)
              offices)

                                 (305) 762-6262
                       -----------------------------------
                         (Registrants telephone number)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 17, 2002 the registrant, CAPITAL DEVELOPMENT GROUP, INC. completed a share exchange with GSociety, Inc., a Florida corporation. As a result of this share exchange, the registrant will acquire a significant amount of new assets. The essential terms of the Share Exchange are:
         a. The registrant will be the surviving corporation with the target initially being a subsidiary of the registrant; and
         b. The target shareholders (of GSociety, Inc.) will exchange 100% of the issued and outstanding shares of GSociety, Inc. for 15,690,523 shares of the registrant, on a pro rata basis.
         c. The target, GSociety, Inc. a Florida corporation, will continue as a corporation in Florida after the share exchange; and

         d. The target shareholders will, after the completion of the transaction, control a majority of the voting rights of the registrant; and
         e.   The registrant is not subject to control share restrictions; and
         f. The Shareholders of both the registrant and the target voted in favor of the Share Exchange; and

               A copy of the Plan of Share Exchange is attached to this Form 8-K as Exhibit 2.1, appended to this Form.

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         At the annual meeting of the shareholder's of the registrant, the accounting firm of Squar, Milner Reehl & Williamson, LLP, the registrant's auditors for 2001, did not stand for reappointment. The Directors recommended to the shareholders that the firm of Garcia, Espinosa, Miyares & Company, LLC whose address is 100 Almeria Avenue, Suite 230 Coral Gables, Florida 33134 be appointed as auditors. The shareholders approved of the appointment of the new auditors. There were no disagreements with Squar, Milner Reehl & Williamson, LLP; as the registrant is moving its operations to Florida, the Board felt it in the best interest of the registrant to retain a local auditing firm and the shareholders agreed.

ITEM 5. OTHER EVENTS

         Share Reversal:

         On March 28, 2002 the registrant adopted a resolution which caused a reverse split of the company's issued and outstanding common shares. As a result of this action, on April 1, 2002, the registrant filed with the Secretary of State of Oregon, an amendment to its Articles of Incorporation reflecting the reverse split of the company's shares. (See Exhibit 3.1)

         Share Exchange:

     On May 17, 2002 the registrant, Capital Development Group, Inc. completed a share exchange with GSociety, Inc., a Florida corporation. All of the terms and conditions of the share exchange were approved by the shareholders of the registrant, upon the recommendations of the Board of Directors. At the time of the Share Exchange, the registrant, for all practical purposes, was not a "going concern." The registrant had no remaining customers for its services, had no revenues, and no account receivables.

         Matters Presented at the Annual Meeting of Shareholders, held on May 16, 2002:

         The Shareholders of the registrant have voted to change the corporation's name to GSociety, Inc. Additionally, the shareholders have voted to change the domicile of the company from Oregon to Florida. The new corporate address for the registrant is 555 NE 5th Street, Suite 15-CU, Miami, Florida 33156. In order to effectuate the vote of the shareholders, the registrant filed a "Short Form Merger" in order to complete a parent/subsidiary merger. The effect is that the domicile of the registrant has been changed from Oregon to Florida and the name of the registrant has been change from Capital Development Group, Inc., an Oregon corporation to GSociety, Inc., a Florida corporation. A copy of the Articles of Merger, as filed with the Florida Secretary of State are attached as Exhibit 99.1. The registrant has made application to the NASD for a symbol change as a result of the change of its name. The NASD has assigned the new symbol of "GSOC" to the registrant.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         The entire Board of Directors of the registrant did not stand for reelection at the annual meeting held on May 16, 2002. There were no disagreements with the previous directors. The shareholders elected a new board of directors, to serve until the next regular annual meeting of the shareholders, or until otherwise removed.

         The new directors are:

Paul Yates, Ph.D:
Mr. Yates has served as President CEO of GSociety, Inc. since 2000. Mr. Yates has also served as President of PM Entertainment since 1995. PM Entertainment is a holding Company for several businesses which include nightclubs targeting the gay and lesbian communities, which operates nightclubs and restaurants, a marketing and promotions Company which provides marketing and consulting services for nightclubs, restaurants and entertainment businesses and a promotions Company which produce events primarily for non-profit organizations. From 1985 to present, Mr. Yates was President of The Hunter Group. The Hunter Group owns and operates a group of small market radio properties. Mr. Yates provides consulting services to broadcast companies particularly in the areas of minority recruitment, human resources and labor relations. From 1979 to 1985 Mr. Yates was employed with Westinghouse Broadcasting as a Vice President General Manager with several of their television properties. Mr. Yates had also served as the President and COO of Sheridan Broadcasting and the Mutual Black Network from 1972 to 1978. He has served on the Board of Directors of several key organizations including Whitman-Walker in Washington, D. C., a health and services provider, Us Helping Us, The National Minority Aids Council, The Haven House, The South Beach Restaurant and Hotel Association, The National Association for the advancement of Colored People and the King Center. Mr. Yates received his Ph.D. in Psychology and Human Behavior from Harvard University in 1970.

Brian Chase:
Mr. Chase has been is an associate at the law firm of King, LeBlanc & Bland located in New Orleans, Louisiana from 1999 to present and from 1995 to 1997 King, LeBlanc & Bland is a mid-size commercial litigation firm, specializing in admiralty, bankruptcy, entertainment, merger/acquisitions and general commercial litigation. He has personally supervised defense of suits through trial, argued hearings before bankruptcy, federal and state courts, drafted and reviewed contracts for entertainment events, including live concerts and web simulcasts and assisted in the preparation of contracts for a web-based media company. From 1997 to 1999 Mr. Chase was an associate with Barrett, Gravante, Carpinello & Stern (n/k/a Bois, Schiller & Flexner) located in Ft. Lauderdale, Florida. Barrett is specializes in commercial litigation and entertainment law. His responsibilities included copyright and trademark registrations and providing advice on intellectual property matters. He also tried cases and attended numerous hearings on motions in both state and federal courts.

Matthew Skallerud:
From 2000 to 2001, Mr. Skallerud was Chief Operating Officer and VP of the GSupport Services division of GSociety, Inc. From 1995 to 2000, Mr. Skallerud was the founder, owner and CEO of Gaywired.com, one of the top 3 Portal sites targeting the gay and lesbian market. From 1990 to 1995, Mr. Skallerud was in the laser-engineering field, first in lab research, then in the marketing field.


ITEM 7.  FINANCIAL STATEMENTS

         The financial statements of GSociety, Inc, a Florida corporation, are included in this 8-K filing, and attached as Exhibit FS at the end of this report.


                                Index to Exhibits

Exhibit 2.1  "Agreement and Plan of Share Exchange"

Exhibit 3.1   Amended Articles of Incorporation

Exhibit 99.1  Articles of Merger

Exhibit FS    Financial Statements of GSociety, Inc

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Capital Development Group, Inc.


May 23, 2002                       By:/s/ Paul Yates
                                      ----------------------------------------
                                      Paul Yates, President/CEO

                                   EXHIBIT FS

                         GSOCIETY, INC. AND SUBSIDIARIES
                                TABLE OF CONTENTS





REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.................1


CONSOLIDATED BALANCE SHEETS........................................2



CONSOLIDATED STATEMENTS OF OPERATIONS..............................3



CONSOLIDATED STATEMENTS OF
 STOCKHOLDERS' EQUITY (DEFICIT)....................................4



CONSOLIDATED STATEMENTS OF CASH FLOWS..............................5



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS....................6 - 22

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------




Board of Directors and Stockholders
GSOCIETY, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of GSociety, Inc. and Subsidiaries (the "Company") as of December 31, 2001 and December 31, 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GSociety, Inc. and Subsidiaries at December 31, 2001, and December 31, 2000, and the results of their operations and their cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that GSociety, Inc. and Subsidiaries will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has incurred losses since inception and is dependent upon its ability to raise additional capital and to successfully market and sell its services. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from this uncertainty.



/s/ GARCIA, ESPINOSA, MIYARES & CO., LLP

Coral Gables, Florida
February 28, 2002
Except to Note 13 as to which the
 date is March 19, 2002

                         GSOCIETY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 and 2000

ASSETS

CURRENT ASSETS                                                                 2001           2000
                                                                         ------------    ------------
       Cash                                                                $  335,412         254,349
       Accounts receivable                                                    102,564         138,177
       Inventory                                                               38,142             -
       Other current assets                                                   326,606          50,042
                                                                         ------------    ------------
                           TOTAL CURRENT ASSETS                               802,724         442,568

PROPERTY AND EQUIPMENT, net                                                   380,972         530,514

GOODWILL AND INTANGIBLE ASSETS, net                                           313,473         167,498

OTHER ASSETS                                                                   44,474          32,310
                                                                         ------------    ------------

                           TOTAL ASSETS                                   $ 1,541,643     $ 1,172,890
                                                                         ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
       Accounts payable and accrued expenses                              $ 1,212,691      $  609,103
       Other current liabilities                                              216,889           6,260
       Payroll taxes payable                                                  928,444         224,140
       Loans and notes payable                                              1,693,712       1,037,128
                                                                         ------------    ------------
                           TOTAL CURRENT LIABILITIES                        4,051,736       1,876,631

MINORITY INTEREST                                                              (3,841)            -

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
       Preferred stock, $.001 par value; 10,000,000 shares
          authorized, 1,080,000 and 540,000 shares issued and
          outstanding at December 31, 2001 and 2000, respectively               1,080             540
       Common stock, $.001 par value; 100,000,000 shares
          authorized, 14,579,304 and 11,241,300 shares issued and
          outstanding at December 31, 2001 and 2000, respectively              14,579          11,241
       Additional paid in capital                                          13,318,084      10,616,122
       Accumulated deficit                                                (15,839,995)    (11,331,644)
                                                                         ------------    ------------
                           TOTAL STOCKHOLDERS' DEFICIT                     (2,506,252)       (703,741)
                                                                         ------------    ------------

                           TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT      $ 1,541,643     $ 1,172,890
                                                                         ============    ============


The accompanying notes are an integral part of these consolidated financial statements.

                        GSOCIETY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 and 2000


                                                                                     2001          2000
                                                                                ------------- -------------
REVENUES                                                                           $  788,907  $    643,521

COST OF REVENUES                                                                      433,208       275,425
                                                                                ------------- -------------

GROSS PROFIT                                                                          355,699       368,096
                                                                                ------------- -------------

EXPENSES
    Selling, general and administrative                                             4,267,039     4,842,230
    Depreciation and amortization                                                     288,614       213,829
                                                                                ------------- -------------
      Total expenses                                                                4,555,653     5,056,059


LOSS FROM OPERATIONS                                                               (4,199,954)   (4,687,963)

OTHER INCOME (EXPENSE)
    Interest income                                                                     7,030         2,125
    Interest expense                                                                 (319,267)      (92,667)
    Impairment of goodwill                                                                 -     (4,510,883)
                                                                                ------------- -------------
       Total other income (expense)                                                  (312,237)   (4,601,425)
                                                                                ------------- -------------

NET LOSS BEFORE MINORITY INTEREST                                                  (4,512,191)   (9,289,388)

MINORITY INTEREST                                                                       3,841             -
                                                                                ------------- -------------

LOSS FROM CONTINUING OPERATIONS                                                    (4,508,350)   (9,289,388)

DISCONTINUED OPERATIONS                                                                     -      (284,708)
                                                                                ------------- -------------

NET LOSS                                                                         $ (4,508,350) $ (9,574,096)
                                                                                ============= =============

BASIC AND DILUTED NET LOSS PER SHARE FROM CONTINUING OPERATIONS                    $    (0.36)   $    (0.95)
                                                                                ============= =============
BASIC AND DILUTED NET LOSS PER SHARE FROM DISCONTINUED OPERATIONS                  $        -    $    (0.03)
                                                                                ============= =============
BASIC AND DILUTED NET LOSS PER COMMON SHARE                                        $    (0.36)   $    (0.98)
                                                                                ============= =============

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN
           COMPUTING BASIC AND DILUTED NET LOSS PER SHARE                          12,613,635     9,801,207
                                                                                ============= =============


The accompanying notes are an integral part of these consolidated financial statements.

                        GSOCIETY, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 and 2000


                                  Common stock           Preferred stock   Additional
                               ----------------------  ------------------   Paid-in     Unearned    Accumulated
                                  Shares     Amount     Shares     Amount   Capital   Compensation     Deficit       Total
                               ---------- -----------  ------------------  ----------  ----------- -------------   -----------
Balances - January 1, 2000      5,909,781  $   5,910           -   $    -  $  990,885        -     $ (1,757,548)   $ (760,753)
Issuance of common stock        1,834,000      1,834           -        -   3,661,741        -                -     3,663,575
Issuance of preferred stock             -         -      540,000      540   1,349,460        -                -     1,350,000
Issuance of common stock in
 connection with business
   acquisitions                 2,255,000      2,255           -        -   4,597,745        -                -     4,600,000
Issuance of common stock in
  connection with the exercise
  of stock options and warrants 1,236,000      1,236           -        -           -        -                -         1,236
Issuance of common stock for
  services                          6,519          6           -        -      16,291        -                -        16,297

Net loss                                -          -           -        -           -        -       (9,574,096)   (9,574,096)
                               ---------- -----------  --------- --------  ----------  ----------- ------------- -------------
Balance - December 31, 2000    11,241,300     11,241     540,000      540  10,616,122        -      (11,331,644)     (703,741)
                               ---------- -----------  --------- --------  ----------  ------------------------- -------------
Issuance of common stock        3,244,889      3,245           -        -   1,324,755        -                -     1,328,000
Issuance of common stock in
 connection with the exercise
  of stock options                      3          0           -        -          15        -                -            15
Issuance of preferred stock             -          -     540,000      540   1,349,460        -                -     1,350,000
Issuance of common stock in
 connection with strategic
   agreement                       68,112         68           -        -      15,257        -                -        15,325
Issuance of common stock for
 compensation                      25,000         25           -        -      12,475        -                -        12,500
Net loss                                -          -           -        -           -        -       (4,508,350)   (4,508,350)
                               ---------- -----------  --------- --------  ----------  ------------------------- -------------
Balance - December 31, 2001    14,579,304   $ 14,579   1,080,000 $  1,080  13,318,084  $           $(15,839,995)  $(2,506,252)
                               ========== ===========  ========= ========  ==========  ============ ============  ============


The accompanying notes are an integral part of these consolidated financial statements.

                        GSOCIETY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 and 2000

                                                                                     2001                   2000
                                                                            --------------------     ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                        $ (4,508,350)           (9,574,096)
Adjustments to reconcile net income to net cash used
       in operating activities:
       Depreciation                                                                  185,589               127,888
       Amortization                                                                  103,025                85,942
       Goodwill                                                                            -             4,510,883
       Loss of discontinued operations                                                     -                26,926
       Issuance of stock for services                                                 12,500                16,297
       Minority interest                                                              (3,841)                    -
       (Increase) decrease  in accounts receivable                                    35,613              (138,177)
       (Increase) in employee receivable                                              (4,129)              (50,042)
       (Increase) in inventory                                                       (38,142)                    -
       (Increase) in prepaid expenses                                                 (5,935)                    -
       (Increase) decrease in other assets                                             3,160               (32,310)
       Decrease (increase) in deposits                                              (266,500)               35,000
       Increase in accounts payable and accrued expenses                             604,588               315,249
       Increse in payroll taxes payable                                              704,304               224,140
       (Decrease) increase in other current liabilities                              216,889                  (190)
                                                                                ------------          ------------
         Total adjustments                                                         1,547,121             5,121,606
                                                                                ------------          ------------

NET CASH USED IN OPERATING ACTIVITIES                                             (2,961,229)           (4,452,490)
                                                                                ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of property and equipment                                           (36,047)              (78,461)
       Purchase of intangible                                                        (50,000)                    -
                                                                                ------------          ------------

NET CASH USED IN INVESTING ACTIVITIES                                                (86,047)              (78,461)
                                                                                ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from issuance of preferred stock                                   1,350,000             1,350,000
       Proceeds from issuance of common stock, net                                 1,328,015             3,663,575
       Proceeds from borrowings, net of payments                                     450,324              (129,132)
       Repayment of line of credit                                                         -               (25,000)
                                                                                ------------          ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                          3,128,339             4,859,443
                                                                                ------------          ------------

Net increase in cash                                                                  81,063               328,492
Cash, beginning of year                                                              254,349               (74,143)
                                                                                ------------          ------------
Cash, end of year                                                                 $  335,412            $  254,349
                                                                                ============          ============

SUPPLEMENTAL DISCLOSURE
    Cash paid during the periods for interest                                     $  117,737            $   86,407
    Cash paid during the periods for income taxes                                 $        -            $        -
                                                                                ============          ============

Supplemental disclosure of non-cash investing and financing activities:
During 2001 and 2000, the Company acquired several businesses and their respective assets through the issuance of stock and loans payable. (See Note 6)


The accompanying notes are an integral part of these consolidated financial statements.

                         GSOCIETY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     December 31, 2001 and December 31, 2000



Note 1 -- Organization and Basis of Presentation

         GSociety, Inc. and Subsidiaries ("GSociety" or the "Company") is a media and entertainment company in the global gay and lesbian marketplace. GSociety offers advertisers online and offline marketing opportunities to reach the millions of members of the gay and lesbian community. The Company was originally incorporated under the laws of the State of Florida and began operations as Outonthenet.com, Inc. in March 1999. In March 2000, Outonthenet.com, Inc. merged into a newly formed Florida corporation, GSociety, Inc. resulting in GSociety, Inc. as the parent and Outonthenet.com, Inc. as a wholly owned subsidiary.

         GSociety includes Gaywired.com, Lesbianation.com, DANCE1, GHighway, QTMagazine.com, and Miamigo Magazine. GayWired.com is an online destination specifically targeting gay men providing online news, entertainment, interactivity and retail services. Lesbianation.com is a leading online destination specifically targeting the lesbian market providing online news, entertainment, interactivity and retail services. DANCE1 produces dance music videos for gay and lesbian video bars and nightclubs. GHighway offers travel information and resources tied into a Pocket Guide and Co-Op advertising supporting gay friendly tourist destinations. QTMagazine.com is an interactive, personalized and e-commerce enabled site complete with a full-service online travel agency. The site publishes unique and informative articles offering information through web links and relationships with other well-managed professional gay travel and non-travel sites. Miamigo is a South Florida entertainment and fashion magazine.


Going Concern

         The Company has sustained net losses and negative cash flows from operations since its inception. The Company is severely past due on most of its current obligations. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to achieve profitable operations and/or raise additional financing through private or public equity financings, collaborative or other arrangements with corporate sources, or other sources of financing to fund operations. Although the Company believes that there are a number of parties interested in participating in such financing, there is no assurance that the Company will achieve profitable operations or that it will be able to raise adequate financing. The Company's continued existence is dependent upon its ability to raise capital and to market and sell its services successfully. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Note 2 -- Significant Accounting Policies and Procedures

Principles of Consolidation

         The consolidated financial statements include the accounts of GSociety, Inc. and its subsidiaries. Intercompany balances and transactions have been eliminated. As more fully discussed in Note 6, during the two year period ended December 31, 2001, the company acquired four businesses in separate transactions. These acquisitions were accounted for using the purchase method of accounting.

Revenue Recognition

         To date, the Company's revenues have been derived from online advertising sales for banner ads and sponsorships within the GSociety websites, co-op advertising and guide book advertising, ecommerce, entertainment advertising, event marketing, and technology related services.

         Online advertising sales typically include the delivery of impressions on GSociety's Web sites. An impression is the viewing of promotional material on a Web page, which may include banner advertisements, links, buttons, or other text or images. Online advertising revenues are derived principally from short-term advertising contracts in which the Company typically guarantees a minimum number of impressions or pages to be delivered to users over a specified period of time for a fixed fee. Online advertising revenues are recognized ratably over the period in which the advertisement is displayed, provided that the Company has no continuing obligations and collection of the receivable is reasonably assured, at the lesser of the ratio of impressions delivered over total guaranteed impressions or the straight-line basis over the term of the contract. To the extent that minimum guaranteed impressions are not met, GSociety defers recognition of the corresponding revenues until the guaranteed impressions are achieved.

         GSociety's co-op advertising and guide book advertising are facilitated through its regional marketing organization, GHighway. Co-op advertising consists of tourist destination businesses that are sold individual advertising space which the company compiles and places in gay and lesbian specific publications on behalf of the customers. GHighway produces a tourist guide book on behalf of the Palm Springs area that is distributed to the gay and lesbian tourist. Revenues from the guide book are generated through the sale of advertising space in the book. Co-op and guide book revenues are recognized when the advertisements are displayed or ratably over the period in which the advertisement is placed, depending on the contract.

         Revenues from e-commerce are derived specifically from the sale of a number of different products to visitors of the gaywired.com, lesbianation.com and dance1.net websites. The Company recognizes revenues from e-commerce product sales, net of any discounts, when products are shipped to customers and the collection of the receivable is reasonably assured.

         Entertainment revenues are generated specifically from the company's DANCE1 network. Dance1 produces dance music videos for gay and lesbian video bars and nightclubs. The DANCE1 video product is the nationwide leader in this genre and distributes to over 450 venues with an estimated 2 million viewers monthly delivering 15 million impressions. Revenues are generated from advertisers and club locations featured in each volume.

         Event marketing revenues were specifically associated with the company's co-marketing contract with Showtime. The company facilitated the marketing of Showtime's, "Queer as Folk" 2nd season directly to the gay and lesbian community at a number of events held throughout the United States from May 2001 to September 2001.

         In 2001, one customer, Viacom (through its affiliate "Showtime"), accounted for approximately 14% of total revenues and no one other customer accounted for more than 10% of total revenues.



Cash and Cash Equivalents

         Cash and cash equivalents include money market accounts. The Company maintains its cash and cash equivalents in highly rated financial institutions.

Restricted Cash

         Included in cash at December 31, 2001 are funds in the amount of $297,500 designated for the completion of a merger into a public company and related costs.

Fair Value of Financial Instruments

         The carrying amounts of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities.

Property and Equipment, net

         Property and equipment are recorded at cost, less accumulated depreciation. Depreciation of equipment, furniture, fixtures and computer software is provided for by the straight-line method over their estimated useful lives ranging from three to seven years. Amortization of leasehold improvements is provided for over the lesser of the term of the related lease or the estimated useful life of the improvement. The cost of additions, and expenditures which extend the useful lives of existing assets, are capitalized, and repairs and maintenance costs are charged to operations as incurred. The Company continually evaluates whether current events or circumstances warrant adjustments to the carrying value or estimated useful lives of fixed assets and intangible assets in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121"). The company capitalizes software development costs in accordance with SOP 98-1.


Goodwill and Intangible Assets

         Goodwill and intangible assets consist primarily of the excess of the purchase price paid over the identified intangible and tangible net assets of acquired companies. The Company assesses the recoverability of its goodwill and intangible assets by determining whether the unamortized balance over its remaining life can be recovered through forecasted cash flows. If undiscounted forecasted cash flows indicate that the unamortized amounts will not be recovered, an adjustment is made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at a rate commensurate with the risk associated when estimating future discounted cash flows. Future cash flows are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. (See Note 2--Significant Accounting Policies and Procedures-- Recent Accounting Pronouncements and Note 4--Goodwill and Intangible Assets)

Gaywired.com

         In March 2000, GSociety paid $275,000 in notes payable and issued 2,075,000 shares of common stock valued at $4,150,000 for gaywired.com and its affiliates. This transaction resulted in a goodwill entry of approximately $4.1 million. During 2001, the approximately $4.1 million in goodwill was written down completely due to a decline in value deemed to be other than temporary.

JW Marketing

         In June 30, 2000, GSociety paid $45,000 in cash and note payable for JW Marketing Concepts. This transaction resulted in a goodwill entry of approximately $47,390.

QT Magazine.com

         In October 2000, GSociety paid $50,000 in notes payable and issued 180,000 shares of common stock valued at $450,000 for QT Magazine.com. This transaction resulted in a goodwill entry of approximately $400,000. During 2001, the approximately $400,000 in goodwill was written down completely due to a decline in value deemed to be other than temporary.

Miamigo Magazine

         In November 2001, GSociety paid $250,000 in cash and notes payable for the assets used by or in connection with the businesses operating a magazine publication under the name "Miamigo". This transaction resulted in a goodwill entry of approximately $249,000.

Advertising Costs

         Advertising costs are expensed as incurred and are included in the sales and marketing lines in the accompanying consolidated statements of operations. Advertising costs included in sales and marketing were approximately $190,000 for the year ended December 31, 2001 and approximately $450,000 in 2000.

Web Site Development Costs

         During 2000, the Company adopted the consensus in the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force (EITF) Issue No. 00-2, Accounting for Web Site Development Costs, which requires that certain costs to develop Web sites be capitalized or expensed, depending on the nature of the costs. Approximately $17,000 in 2001 and $29,000 in 2000 of development costs were capitalized.

Income Taxes

         The Company recognizes deferred taxes by the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates and assumptions made by the Company include those related to the useful lives of fixed assets and the recoverability of fixed assets, goodwill and deferred tax assets.

Net Loss Per Share

         Basic net loss per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive.

         Stock options and warrants in the amount of 0 shares and 1,562,556 shares for the years ended December 31, 2001 and 2000, respectively, were not included in the computation of diluted earnings per share as they are anti-dilutive as a result of net losses during the periods presented.

Comprehensive Income

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company has had no other comprehensive income items to report.

Stock Compensation

         The Company measures compensation expense related to the grant of stock options and stock-based awards to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25,
         Accounting for Stock Issued to Employees. In accordance with APB Opinion No. 25, compensation expense, if any, is generally based on the difference between the exercise price of an option, or the amount paid for an award, and the market price or fair value of the underlying common stock at the date of the award or at the measurement date for variable awards. Stock-based compensation arrangement involving non-employees are accounted for under Statement of Financial Accounting Standards Board ("SFAS") No. 123, Accounting for Stock Based Compensation, under which such arrangements are accounted for based on the fair value of the option as required. As required by SFAS No. 123, the Company discloses pro forma net income (loss) and net income (loss) per share information reflecting the effect of applying SFAS No. 123 fair value measurement to employee arrangements.


Segment Reporting
         The Company engages in business activities in one operating segment, which provides complete marketing solutions for the gay and lesbian community.


Recent Accounting Pronouncements

         In July 2001, the FASB issued Statement of Financial Accounting Standard No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142").

         SFAS 141 establishes accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS 141 also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS 141 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Effective January 1, 2002, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under SFAS 141 will be reclassified to goodwill. Goodwill will be subject to an annual impairment test, including a transitional impairment test required upon adoption, which must be completed by December 31, 2002. GSociety has implemented early adoption of SFAS 141 and 142 for its fiscal years ending December 31, 2001 and December 31, 2000.

         In August 2001, the FASB issued Statement of Financial Accounting Standard No. 143, "Accounting for Obligations Associated with the Retirement of Long- Lived Assets" ("SFAS 143"). The objective of SFAS 143 is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets. The retirement obligations included within the scope of this project are those that an entity cannot avoid as a result of either the acquisition, construction or normal operation of a long-lived asset. Components of larger systems also fall under this project, as well as tangible long-lived assets with indeterminable lives. The provisions of SFAS 143 are effective for financial statements issued for fiscal years beginning after June 15, 2002. GSociety has not yet evaluated the expected impact of the adoption of SFAS 143 on its financial condition, cash flows and results of operations and will adopt SFAS 143 in fiscal 2002.

         In October 2001, the FASB issued Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). The objectives of SFAS 144 are to address significant issues relating to the implementation of SFAS 121 and to develop a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect the adoption of this statement to have a material impact on the Company's results of operations or financial position.


Note 3 - Property and Equipment, net

Fixed assets consist of the following:

                                                       December 31,
                                               2001              2000
                                               ----              ----
Computer equipment                              $      55,464     $       46,100
Capitalized software and development                  487,746            470,063
Leasehold improvements                                105,144            105,144
Furniture and equipment                                58,896             49,896
                                                      -------            -------
                                                      707,250            671,203
Less, accumulated depreciation and amortization     (326,278)          (140,689)
                                                    ---------          ---------
                                                    $ 380,972          $ 530,514
                                                    =========          =========

Depreciation and amortization of property and equipment assets from continuing operations was approximately $185,589 for the year ended December 31, 2001 and $127,888 for the year ended December 31, 2000.


Note 4 -- Goodwill and Intangible Assets

Goodwill and intangible assets at December 31, 2001 and 2000 consisted of the following:
                                                December 31,
                                   Lives           2001             2000
                                   -----           ----             ----
Trademarks and domain names        2-3 years        $   206,050      $   206,050
Goodwill                             -                  296,390           47,390
                                   -------              -------          -------
                                                        502,440          253,440

Less: accumulated amortization                        (188,967)         (85,942)
                                                      ---------         --------
                                                     $  313,473       $  167,498
                                                     ==========       ==========

The net increase in goodwill during 2001 was due to the acquisition of Miamigo Magazine. The net increase in goodwill during 2000 was primarily due to the acquisition of JW Marketing. (See Note 6 - Business Acquisitions and Dispositions)

During 2000, the Company recorded a charge of approximately $4.5 million for the impairment of goodwill relating to certain acquisitions. (See Note 6--Business Acquisitions and Dispositions) This non-cash charge represents the difference between the historical book value of the goodwill and the discounted estimated future cash flows expected from the related operations. GSociety estimated future cash flows based upon historical results, sales backlog and sales targets and detailed expense projections. In addition, when developing these future projections GSociety considers business trends, prospects and market and economic conditions.

Amortization expense for intangible assets from continuing operations for the years ended December 31, 2001 and December 31, 2000 was approximately $103,025 and $85,941, respectively. (See Note 2--Significant Accounting Policies and Procedures--Recent Accounting Pronouncements)


Note 5 -- Related-Party Transactions

         Officer Loan Receivable

         In February 2000, the Company accepted a non-negotiable promissory note in the principal amount of $30,000 (the "Note") from its chairman and then chief executive officer ("Chairman"). The Note is collateralized by 500,000 shares of the Company's common stock and was due and payable on February 28, 2001. Interest is payable at the end of the term at the rate of 8.50%. As of December 31, 2001, no payments were received for principal or interest and the company had not exercised its right to the collateral. The chairman also has a carry forward balance of $12,417.39 due to the company for personal expenses paid on his behalf in 1999 which remains unpaid at December 31, 2001.

         Consulting Agreement

         During 2001 the Company entered into a month to month consulting arrangement with a shareholder of the company and former member of management for services. The amounts paid vary depending on the work performed.

         Officer's Salary

         In  September  2001,  the  Company's   President  and  CEO  decided  to
         temporarily forgo his compensation in order to help the Company's financial situation.

Note 6 -- Business Acquisitions and Dispositions

         GSociety, Inc.

         In March 2000, Outonthenet.com, Inc. merged into a newly formed Florida corporation, GSociety, Inc. resulting in GSociety, Inc. as the parent and Outonthenet.com, Inc. as a wholly owned subsidiary of GSociety. For accounting purposes the acquisition has been treated as a recapitalization of Outonthenet.com, Inc. with Outonthenet.com, Inc. as the acquirer (reverse acquisition). The historical financial statements prior to March 2000 are those of Outonthenet.com, Inc. The financial statements as of December 31, 2001 and December 31, 2000 are presented as if the merger took place January 1, 2000. No pro forma information is shown because GSociety, Inc. was a newly formed corporation with no material previous activity.

         Gaywired.com and affiliates

         On March 31, 2000, the Company completed its acquisition of the business and assets of GayWired, an Internet portal site targeting the gay/lesbian/bi-sexual audience, and Dance 1, producer of dance videos sold to gay nightclubs from GayWired's owners. The aggregate purchase price was approximately $4,425,000, consisting of $275,000 in cash payable over one year in twelve equal installments and 2,075,000 shares of Common Stock. The difference between the purchase price and the fair value of the acquired net assets was recorded as goodwill. The company also issued to the owners warrants to purchase 750,000 shares of Common Stock at $3.75 per share. During 2000, the company determined, based upon discounted estimated future cash flows, the remaining $4.1 million of goodwill was fully impaired and as such was written off. (See Note 4
         - Goodwill and Intangible Assets).

         The cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

                          Working capital              $  (205,983)
                          Fixed assets                      320,100
                          Intangible assets                 200,000
                          Goodwill                        4,110,883
                                                          ---------
                                                        $ 4,425,000
                                                          =========

         JW Marketing

         On June 30, 2000, the Company completed its acquisition of the business and assets of JW Marketing Concepts and Pentrack Marketing Strategies, a local/regional advertising and marketing business targeting the gay/lesbian/bi-sexual audience. The aggregate purchase price was $45,000 payable $10,000 in cash and the balance of $35,000 payable over one year in twelve equal monthly installments . The company also issued to the owners warrants to purchase 50,000 shares of Common Stock at $5.00 per share.

         The cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

                          Working capital                $  (8,590)
                          Fixed assets                        4,200
                          Intangible assets                   2,000
                          Goodwill                           47,390
                                                             ------
                                                          $  45,000
                                                             ======

         QTMagazine.com

         On October 24, 2000 the Company acquired the business and assets of QTmagazine.com, an online travel magazine directed at the gay and lesbian community into QTMagazine.com, Inc, a wholly owned subsidiary of GSociety. The aggregate purchase price was approximately $500,000, consisting of $50,000 payable in varying cash installments over a three month period and 180,000 shares of Common Stock. The difference between the purchase price and the fair value of the acquired net assets was recorded as goodwill. During 2000, the company determined, based upon discounted estimated future cash flows, the remaining $400,000 was fully impaired and as such was written off. (See Note 4 - Goodwill and Intangible Assets).

         The cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

                          Fixed assets                     $100,000
                          Goodwill                          400,000
                                                            -------
                                                         $  500,000
                                                            =======

         EZ Source

         On November  1, 2000 the  Company  discontinued  the  operations  of EZ
         Source.com, the Company's online electronic retail business. The Company recorded a loss on sale of assets of $26,926 and a loss from operations of $257,782. Results of these operations and loss on sale of assets have been classified as discontinued operations.

         In early November the Company sold the assets of EZ Source to Cellsandpcs.com, Inc. The company received a convertible note for $100,000 payable in a lump sum in one year at an interest rate of 15% per annum convertible at any time at $1.00 per common share in exchange for the business and assets of EZ Source. The Company also received
         150,000 shares of common stock of the acquirer and 100,000 purchase warrants convertible at $1.00 per share.

         The loss on sale of discontinued assets was calculated as follows:

                  Value of convertible promissory note........ $ 100,000

                  Estimated write down on note                  (100,000)
                  Fixed assets, net                             ( 23,660)
                  Intangible assets, net                        (  3,266)
                                                               ----------
                  Loss on sale of EZ Source.com assets         $( 26,926)
                                                               ==========


                   Net revenue and loss from discontinued operations for 2001 and 2000 were as follows:

                                                          2001       2000
                  Net revenue........................ $    -      $ 700,314

                  Loss from discontinued operations.. $    -      $(257,782)


         Net current liabilities from discontinued operations as of December 31, 2001 and 2000 were not material.


         Miamigo Magazine

         On November 1, 2001, the Company completed its acquisition of the business and assets of Miamigo Magazine, a South Florida entertainment/fashion magazine. The aggregate purchase price was $250,000 payable $50,000 in cash upon closing and $200,000 payable in varying installments over a period of 27 months. The difference between the purchase price and the fair value of the acquired net assets was recorded as goodwill. The prior owner of Miamigo Magazine received a 10% interest in GPublications, Inc., a subsidiary of GSociety under which the magazine was acquired.

         The cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

                       Working capital               $      1,000
                       Goodwill                           249,000
                                                          -------
                                                        $ 250,000
                                                          =======

Note 7 - Loans and Notes Payable

         On January 1, 2000, the company renegotiated various promissory notes in the total principal amount of $750,000 which became due and payable on December 31, 2002. Interest only payments are payable monthly at a rate of 9.50% per annum. The principal is convertible into shares of common stock of the company at a rate of $2.50 per share at any time up to maturity. At December 31, 2001, the principal balance on the note was $750,000 and $11,875 of unpaid interest was due and payable.

         On March 31, 2000, the company entered into an agreement to pay $137,500 with one of the owners of gaywired.com in connection with the acquisition of gaywired.com. (See Note 6 - Business Acquisitions and Dispositions) The principal amount of $137,500 was due and payable on February 28, 2001. Payments of $11,458 were due and payable monthly for 12 months. At December 31, 2001, the principal balance on the note was $42,580.

         On March 31, 2000, the company entered into an agreement to pay $137,500 with one of the owners of gaywired.com in connection with the acquisition of gaywired.com. (See Note 6 - Business Acquisitions and Dispositions) The principal amount of $137,500 was due and payable on February 28, 2001. Payments of $11,458.33 were due and payable monthly for 12 months. At December 31, 2001, the principal balance on the note was $60,252.

         On June 30, 2000, the company entered into an agreement to pay $35,000 with the owners of JW Marketing in connection with the acquisition of JW Marketing. (See Note 6 - Business Acquisitions and Dispositions) The principal amount of $35,000 was due and payable on June 30, 2001.
         Payments of $2,916 were due and payable monthly for 12 months. At December 31, 2001, the principal balance on the note was $11,666.

         On September 26, 2000, the company entered into a non-negotiable promissory note in the principal amount of $100,000 which was due and payable on September 25, 2001. Interest is payable monthly at a rate of 11.00% per annum. The principal is convertible into shares of common stock of the company at a rate of $2.50 per share at any time up to maturity. At December 31, 2001, the principal balance on the note was $50,000 and $8,250 of unpaid interest was due and payable. The note holder was issued 4,500 warrants to purchase common stock at $3.75 per share in consideration for the loan.

         On October 24, 2000, the company entered into an agreement to pay $50,000 with the owners of QT Magazine in connection with the acquisition of qtmagazine.com. (See Note 6 - Business Acquisitions and Dispositions) The principal amount of $50,000 was due and payable on January 31, 2001. At December 31, 2001, the principal balance on the note was $40,000.

         On October 31, 2000, the company entered into a non-negotiable promissory note with a director of the Company in the principal amount of $39,212 which was due and payable on December 15, 2000. The principal is convertible into shares of common stock of the company at a rate of $2.50 per share at any time up to maturity. At December 31, 2001, the principal balance on the note was $39,212.

         On February 28, 2001, the company entered into a non-negotiable promissory note in the principal amount of $250,000 which was due and payable on March 30, 2001. Interest is payable monthly at the rate of 12% per annum. At December 31, 2001, the principal balance on the note was $250,000 and $25,000 of unpaid interest was due and payable. The borrower was issued 50,000 warrants to purchase common stock at $5.00 per share in consideration for the loan.

         On March 30, 2001, the company entered into a non-negotiable promissory note in the principal amount of $100,000 which is due and payable on July 28, 2001. Interest was payable at maturity at a rate of 10.00% per annum. At December 31, 2001, the principal balance on the note was $100,000 and $7,500 of unpaid interest was due and payable.

         On April 12, 2001, the company entered into a non-negotiable promissory note in the principal amount of $100,000 which was due and payable on August 10, 2001. Interest is payable at maturity at a rate of 10.00% per annum. At December 31, 2001, the principal balance on the note was $100,000 and $7,167 of unpaid interest was due and payable.

         On May 24, 2001, the company entered into a  non-negotiable  promissory note in the principal amount of $100,000 which was due and payable on November 20, 2001. Interest is payable at maturity at a rate of 10.00% per annum. The principal is convertible into shares of common stock of the company at a rate of $2.50 per share at any time up to maturity. At December 31, 2001, the principal balance on the note was $100,000 and $6,000 of unpaid interest was due and payable. The note holder was issued 45,000 warrants to purchase common stock at $2.50 per share in consideration for the loan.

         On November 30, 2001 the company entered into an agreement to pay $200,000 with the owner of Miamigo Magazine in connection with the acquisition of the business of Miamigo Magazine (See Note 6 - Business Acquisitions and Dispositions). The principal amount of $200,000 was due and payable over a period of 27 months. At December 31, 2001, the principal balance on the note was $150,000. Interest is imputed at 6%.

         At December 31, 2001 and December 31, 2000 all loans outstanding had current maturities and as such are included under current liabilities.

         At December 31, 2001 interest payable to preferred shareholders was approximately $136,000 and is included in other current liabilities under the line interest payable.

Note 8 -- Detail of Certain Balance Sheet Accounts

                                         2001              2000


Other current assets:
   Due from employees              $    54,171          $ 50,042
   Prepaid expenses                      5,935
   Deposit in escrow                   266,500
                                  ---------------     -------------
                                   $   326,606          $ 50,042
                                  ===============     =============

Other current liabilities:
   Deferred revenue                $    12,064          $    -
   Sales taxes payable                   3,295               -
   Interest payable                    201,530             6,260
                                  ---------------     -------------
                                   $   216,889          $  6,260
                                  ===============     =============

Deposits in escrow in the amount of $266,500, at December 31, 2001 were amounts paid pursuant to letter of intent to exchange shares and merge into a public company. The merger was not consummated and said funds were subsequently returned to G Society in February 2002. $266,500 was included in Other Assets at December 31, 2001.

Included under Accounts Payable and Accrued expenses as of December 31, 2001 and December 31, 2000, respectively, is approximately $535,728 and $112,708 of back payroll payable to the officers of the Company.

Payroll Taxes Payable

Since October 2000, the Company has been delinquent on all federal, state and local payroll tax filings. Respective remittances on payroll tax payments for federal, state and local employee withholding as well as employer match contributions have not been made and continue to accrue penalties and interest. The financial statements include additional accruals of $179,067 and $23,324, respectively for the years ended December 31, 2001 and December 31, 2000 for estimated penalties and interest for both failure to file and failure to pay. These amounts are included in the payroll taxes payable line of the financial statements.

Note 9 -- Commitments and Contingencies

Leases

The Company leases office and equipment under non-cancelable operating leases expiring at various dates through May 2005. The following is a schedule of future minimum lease payments under non-cancelable operating leases as of December 31, 2001 for the next five years:



         Year Ending December 31:
        -------------------------
         2002...................................   $ 188,239
         2003...................................     121,318
         2004...................................     115,440
         2005...................................      32,374
         2006...................................           -
                                                   ----------
                                                   $ 457,371
                                                   ==========


         In June 2000, GSociety entered into a five-year lease for approximately 8,975 square feet at 7060 Hollywood Boulevard, Hollywood, California. In July 2001, the Company amended its lease located at 7060 Hollywood Boulevard. The amended lease reduces the amount of square footage to 3,953. The Company's yearly financial commitment was reduced by approximately $106,103 and approximately $353,678 over the remaining life of the lease.

         In November 2001, the Company entered into a three-year lease for approximately 1700 square at 555 NE 15th Street, Miami, Florida.

         In October 2001 the company broke its lease agreement for its original office space in Miami Florida due to the fact that it had become cost prohibitive. Said lease was to expire in June 2002. Approximately $20,527 remaining at December 31, 2001 has been included in the future lease obligations schedule above. Management does not expect any additional contingencies to arise from this situation.

         Rent expense from continuing operations was approximately $228,364 for the year ended December 31, 2001 and $24,475 for the year ended December 31, 2000.

Strategic Partnership Agreement

         In December 2001, GSociety entered into a strategic partnership agreement with TLA Entertainment Group. GSociety and TLA have jointly developed a new ecommerce web site hosted and maintained by TLA. TLA has agreed to process all the backend processing of orders for products sold on the site in exchange for GS receiving a percentage of the revenues generated. GS has agreed to link related ecommerce associated throughout its web sites to the new site. GS and TLA have also agreed to co-promote and co-brand each other in its advertising, web sites, events and event sponsorships. As further incentive to the transaction GSociety issued 68,112 shares of common stock to TLA recorded at a value of $15,325 in exchange for 0.005% of TLA common stock. The $15,325 investment in TLA is included in Other Assets as of December 31, 2001.

Risks and Uncertainties

         The Company is subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for technology products and services. These risks include the failure to develop and extend the Company's online service brands, the non acceptance or rejection of the Company's services by Web consumers, vendors, sponsors and/or advertisers and the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. In the event the Company does not successfully implement its business plan, certain assets may not be recoverable.


Note 10 - Stockholders' Equity

         Employee Stock Options

         In April 1999, GSociety's Board of Directors adopted a Non Qualified Stock Option Plan (the Plan). The Plan provides for the granting, at the discretion of the Board of Directors, of options to employees, officers, and directors. Options vest and become exercisable as determined by the Board of Directors generally ranging from zero to sixty months. The plan provides for the issuance of up to three million shares of common stock. Options may generally be exercised at any time after they vest and before the expiration date. However, no option may be exercised more than five years after the grant date. The exercise price of options granted under the Plan range from $1.00 to $5.00 per share which was determined by the Board of Directors.

         Pro forma information regarding net income or loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of options granted was estimated at the date of grant using the minimum value method of the Black-Scholes option pricing model which assumes no volatility with the following additional assumptions: expected life of the options of 4 years, risk free interest rates ranging from 4.5% to 5.5% and no expected dividends.

         For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense of the options' vesting period. The effect of applying the fair value method prescribed by SFAS No. 123 to the Company's options results in no change between actual and pro forma net loss and net loss per share due to the fact that the fair value of the options granted during 2001 and 2000 is $0 under the Black-Scholes pricing model discussed above. Because the determination of the fair value of all options is based on the assumptions described in the preceding paragraph, and because additional option grants are expected to be made in future periods, this pro forma information in not likely to be representative of the pro forma effects on reported net income or loss of future years.

         A  summary  of  the  Company's   stock  option   activity  and  related
         information is as follows

                                                 Weighted Average Exercise Price
                                  Options                    Per Share
                                  -------
                                                         Before Repricing*
                                                        -----------------
Outstanding, January 1, 2000            2,510,000               $1.48
Granted                                 1,789,600               $3.43
Exercised                                (400,000)              $1.00
Expired/Canceled                                0                  $0
                                       ----------              ------
Outstanding, December 31, 2000          3,899,600               $2.42
                                       ----------              ------
Granted                                    88,000               $5.00
Exercised                                      (3)              $5.00
Expired/Canceled                          (97,347)              $5.00
                                       ----------              ------
Outstanding, December 31, 2001         3,890,250                $2.42
                                       ==========              ======

         *On June 30, 2001, the Company amended stock options for employees employed on that date as follows: all outstanding options with an exercise price in excess of $1 per share were amended to an exercise price of $0.62 per share. Per APB No. 25, this modification to reduce the exercise price of these options causes variable accounting for these options for the remainder of their life.

         Information about options outstanding at December 31, 2001 is as follows:
                                                                     Options
                       Options Outstanding                         Exercisable
                                           Weighted Average
                                               Remaining
                                           Contractual Life
                                                (Years)
               Exercise Price    Shares                                Shares
                   $0.62       3,793,750            3.0              3,793,750
                   $1.00          96,500            4.3                      0
                               3,890,250                             3,793,750

         Capital Stock

         During 2000, the Company raised $3,663,575 in capital through the issuance of 1,834,000 shares of common stock in connection with private placement offerings to non-existing shareholders. Additionally, during the year ended December 31, 2000, the company issued 2,255,000 shares of common stock in connection with business acquisition and 1,236,000 shares of common stock in connection with the exercise of stock options and warrants. Also during 2001 the company issued 2,519 shares of common stock for services rendered in the amount of $6,298 and 4,000 shares of common stock for services rendered in the amount of $10,000.

         During 2001, the Company raised $1,328,000 in capital through the issuance of 3,244,889 shares of common stock in connection with private placement offerings to existing shareholders. Additionally, during the year ended December 31, 2001, the company issued 3 shares of common stock in connection with the exercise of stock options, 68,112 shares of common stock in connection with a partnership agreement and 25,000 shares of common stock for compensation in the amount of $12,500.

         GSociety has 10 million shares of preferred stock authorized and 1,080,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred stock are convertible into one share of common stock at $2.50 per share. The Holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends of 8% per annum, payable in cash, accruing from the initial date of issuance. Upon any Liquidation, the Holders of record of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation and in preference to the holders of any Junior Securities, for each share of Series A Preferred Stock, an amount per share equal to two times the Purchase Price paid by the Holders, plus any declared but unpaid dividends.

         On June 30, 2001 the board of directors authorized a re-pricing of all outstanding options and warrants with an exercise price of $1.00 or more to be re-priced to $0.62 per share. This new exercise price was approximately 25% above the established value of common shares at the time of the re-pricing. At December 31, 2001, the company had a total of 7,320,250 warrants with a weighted average exercise price of $0.59 per share. During the fiscal year ended December 31, 2001, the Company issued 2,205,000 warrants with a weighted average exercise price of $0.70 per share prior to the re-pricing. During the fiscal year ended December 31, 2000, the Company issued 1,836,250 warrants with a weighted average exercise price of $4.14 per share.

         At December 31, 2001, the Company had reserved common stock for future issuance as follows:

         Employee stock options outstanding                     3,890,250
         Ungranted stock options                                  109,750
         Warrants outstanding                                   3,279,000
         Warrants issued with convertible notes                   101,500
         Warrants issued for acquisitions                         800,000
         Warrants issued for investment incentive               2,720,000
         Warrants issued for services, vested                     359,750
         Warrants issued for services, non-vested                  60,000
                                                               ----------
                                                               11,320,250
                                                               ==========

Note 11 -- Benefit Plan

         The Company maintains a 401(k) plan covering all of the eligible employees. Eligible participants may contribute up to the maximum percentage allowable not to exceed the limits of Internal Revenue Code 401(k) of their base salary to the Plan. The Company's matching contributions are discretionary. The Company did not contribute to the Plan for the periods ended December 31, 2001 and December 31, 2000.


Note 12 -- Income Taxes

The significant components of the Company's net deferred income taxes for the years ended December 31, 2001 and 2000 are as follows:

                                                    2001             2000
                                                    ----             ----

         Deferred tax assets:
            Net operating loss carryforwards   $  5,834,233      $ 4,210,519
            Allowance for doubtful accounts          14,800                0
                                               ------------      ------------
                                                  5,849,033        4,210,519

            Valuation allowance                 ( 5,804,781)     ( 4,185,309)
                                               ------------      ------------
                                                     44,252           25,210
         Deferred income tax liabilities
           Depreciation and amortization        (    44,252)     (    25,210)
                                               ------------      ------------

         Net deferred income tax asset         $          0      $         0
                                               =============     ============



         The Company has incurred net losses since its inception. At December 31, 2001 and December 31, 2000, the Company had approximately $15,768,195 and $11,379,780 in net operating loss carryforwards for U.S. federal income tax purposes that expire in various amounts through 2021. Realization of the resulting deferred tax assets, and the Company's other net deferred tax assets, is not reasonably assured; therefore they are fully reserved with a valuation allowance.

         The change in the valuation allowances for the years ended December 31, 2001 and December 31, 2000 were increases of $1,619,472 and $3,535,016, respectively, resulting primarily from net operating losses generated during the periods. The difference between the benefit for income taxes and the amount which results from applying the federal statutory rate of 34% is primarily due to the increase in the valuation allowances during the years ended December 31, 2001 and December 31, 2000, resulting in no tax benefit reported in that period.


Note 13 -- Subsequent Events

Capital Development Group, Inc.

         On March 19, 2002, the Company received written consents from a majority of shareholders to authorize the Agreement and Plan of Share Exchange with Capital Development Group, Inc. ("Capital"), wherein GSociety, Inc.'s shareholders will exchange 100% of the issued and outstanding shares of GSociety, Inc. for 15,690,523 shares of Capital Development Group, Inc.'s common shares pursuant to Section 368(a) of the Internal Revenue Code of 1968. GSociety will become a wholly owned subsidiary of Capital Development Group, Inc. The agreement further provides that the business combination will become effective when all conditions precedent have been complied with by both companies. It is estimated that the effective date will be on or before June 1, 2002. Capital Development Group, Inc. is a publicly traded company on the OTC-BB.

Additional Issuance of Common Stock

         In March 2002, the Company issued 2,000,000 of common stock for proceeds of $285,000.

Note 14 - Valuation and Qualifying Accounts and Reserves

         Allowance for Doubtful Accounts

         Balance, January 1, 2000           $       -
         Charge to expense                          -
         Write-offs                                 -
                                            ---------
         Balance, December 31, 2000         $       -
                                            =========
         Balance, January 1, 2001           $       -

         Charge to expense                     40,000
         Write-offs                                 -
                                            ---------
         Balance, December 31, 2001         $  40,000
                                            =========


Note 15 - Litigation

         On August 31, 2001, a vendor filed a claim for non-payment of services with the superior court of Los Angeles. The claim is for approximately $40,000 and is reflected in the financial statements under accounts payable and accrued expenses as of December 31, 2001. As of the date of this audit, there has been no final judgment entered.

         On February 14, 2002, a Miami-Dade county circuit court entered a default judgment against a subsidiary of the company in the amount of approximately $42,000 stemming from the early cancellation of a copier lease. The judgment payable is reflected in the financial statements under accounts payable and accrued expenses as of December 31, 2001.

         On February 25, 2002, an Illinois circuit court entered a default judgment against a subsidiary of the company in the amount of $5,000. The judgment payable is reflected in the financial statements under accounts payable and accrued expenses as of December 31, 2001.

         On March 28, 2002, a vendor of the company filed a claim for non-payment of services in a small claims court in California. The claim of approximately $5,000 has been accrued by the company and is reflected in the financial statements under accounts payable and accrued expenses as of December 31, 2001.